DGHM INVESTMENT TRUST



                               ACCOUNTING SERVICES
                                    AGREEMENT

STLD01-1358409-36                 1   Accounting Services Agreement
                =
                          ACCOUNTING SERVICES AGREEMENT

      This ACCOUNTING SERVICES AGREEMENT is made as of this 1st day of October, 2008 (the "Agreement") between DGHM Investment Trust (the "Trust"), a statutory trust duly organized and existing under the laws of the State of Delaware, and Commonwealth Fund Accounting, Inc. ("CFA"), a corporation duly organized as a corporation in accordance with the laws of the Commonwealth of Virginia.

                                WITNESSETH THAT:

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of one or more series portfolios (the "Funds"), each of which may consist of one or more classes of shares of beneficial interest;

      WHEREAS, the Trust desires to appoint CFA as its Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Trust as set forth in Schedule B of this Agreement (the "Accounts and Records") and to perform certain other functions in connection with such Accounts and Records; and

      WHEREAS, CFA is willing to perform such functions upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Appointment. The Trust hereby appoints CFA as its Accounting Services Agent on behalf of the Trust, and CFA hereby accepts such appointment, to furnish the Funds listed on Schedule A, as such schedule may be amended from time to time, with accounting services as set forth in this Agreement.

Section 2. Duties. CFA shall perform or supervise the performance of others of the services set forth in Schedule B hereto. CFA shall provide the Trust with all necessary office space, equipment, personnel, facilities and compensation for providing such services. CFA may, at its expense and, upon at least 60 days' advance written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that CFA shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that
           (i) CFA shall be responsible, to the extent provided in Section 12 hereof, for all acts of such subcontractor as if such acts were its own, and (ii) the subcontractor shall be held, by contract, to standards no less onerous than those contained in this Agreement.


           Except with respect to CFA's duties as set forth in this Agreement, and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that each Fund complies with all applicable requirements of the Securities Act of 1933, the 1940 Act and any other laws, rules and regulations, or interpretations thereof, of governmental authorities with jurisdiction over each Fund.

Section 3. Compensation and Expenses. The Trust agrees to pay CFA compensation for its services as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such schedule approved by the Board of Trustees of the Trust (the "Board") and CFA. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the applicable Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Fund shall pay to CFA such compensation as shall be payable prior to the effective date of termination.

           In addition, the Trust shall reimburse CFA from the assets of each Fund certain reasonable out-of-pocket expenses incurred by CFA on behalf of each Fund individually in connection with the performance of this Agreement. Such out-of-pocket expenses shall include, but not be limited to: documented fees and costs of obtaining advice of Fund counsel or accountants in connection with its services to each Fund; postage; long distance telephone; special forms required by each Fund; any travel which may be required in the performance of its duties to each Fund; and any other extraordinary expenses it may reasonably and actually incur in connection with its services to each Fund.

           All fees and reimbursements are payable in arrears on a monthly basis and the Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within five (5) business days following receipt of the respective billing notice.

Section 4. Trust Reports to CFA. The Trust shall furnish or otherwise make available to CFA such copies of each Fund's prospectus, statement of additional information, financial statements, proxy statements, shareholder reports, each Fund's net asset value per share, declaration, record and payment dates, amounts of any dividends or income, special actions relating to each Fund's securities and other information relating to the Trust's business and affairs as CFA may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement. CFA shall maintain such information as required by regulation and as agreed upon between the Trust and CFA. The Trust will complete all necessary prospectus and compliance reports, as well as monitoring the various limitations and restrictions.

Section 5. Foreign currencies. All financial data provided to, processed by, and reported by CFA under this Agreement shall be stated in United States dollars or currency. CFA shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or equation computations relating to the affairs of the Trust.

Section 6. Maintenance of Records. CFA shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as they may be amended from time to time, pertaining to the various functions CFA performs under this Agreement and which are not otherwise created or maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Fund on and in accordance with the Trust's request. The Trust and the Trust's authorized representatives shall have access to CFA's records relating to the services to be performed under this Agreement at all times during CFA's normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by CFA to the Trust or the Trust's authorized representatives.

Section 7. Reliance on Trust Instructions and Experts. CFA may rely upon the written advice of the Trust and upon statements of the Trust's legal counsel, accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and CFA shall not be liable for any actions taken in good faith upon such statements.

Section 8. Standard of Care. CFA shall be under no duty to take any action on behalf of a Fund except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by CFA in writing. CFA shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from CFA's, its employees' or its agents' willful misfeasance, bad faith or gross negligence in the performance of CFA's duties under this Agreement, or by reason of reckless disregard of CFA's, its employees' or its agents' obligations and duties hereunder. Notwithstanding the foregoing, the limitation on CFA's liability shall not apply to the extent any loss or damage results from any fraud committed by CFA or any intentionally bad or malicious acts (that is, acts or breaches undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act or breach violates such person's obligations under this Agreement or can cause danger or harm) of CFA.

           Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) CFA shall not be liable for losses beyond its control, provided that CFA has acted in accordance with the standard of care set forth above; and (ii) CFA shall not be liable for (A) the validity or invalidity or authority or lack thereof of any oral or written instructions provided by the Fund, notice or other instrument which conforms to the applicable requirements of this Agreement, and which CFA reasonably believes to be genuine; or (B) subject to Section 26, delays or errors or loss of data occurring by reason of circumstances beyond CFA's control, including fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

Section 9. Limitation of Liability Regarding CFA. CFA shall not be liable for any actions taken in good faith reliance upon any authorized written instructions or any other document reasonably believed by CFA to be genuine and to have been executed or signed by the proper person or persons. CFA shall not be held to have notice of any change of authority of any officer, employee or agent of the Trust until receipt of notification thereof by the Trust.

           CFA shall not be liable for the errors of other service providers of the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by CFA) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

           With respect to a Fund that does not value its assets in accordance with Rule 2a-7 under the 1940 Act (a money market fund), notwithstanding anything to the contrary in this Agreement, CFA shall not be liable to the Trust or any shareholder of the Trust for (i) any loss to the Trust if a NAV Difference for which CFA would otherwise be liable under this Agreement is less than $0.01 per Fund share or (ii) any loss to a shareholder of the Trust if the NAV Difference for which CFA would otherwise be liable under this Agreement is less than or equal to 0.005 (1/2 of 1%) or if the loss in the shareholder's account with the Trust is less than or equal to $10. Any loss for which CFA is determined to be liable hereunder shall be reduced by the amount of gain which inures to shareholders, whether to be collected by the Trust or not.

           For purposes of this Agreement: (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected; (ii) NAV Differences and any CFA or other responsible party liability therefrom are to be calculated each time a Fund's (or class's) NAV is calculated; (iii) in calculating any NAV Difference for which CFA would otherwise be liable under this Agreement for a particular NAV error, Fund losses and gains shall be netted; and (iv) in calculating any NAV Difference for which CFA would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund losses and gains for the fund's fiscal year shall be netted.

Section 10. Limited Recourse. CFA hereby acknowledges that the Funds' obligations hereunder with respect to the Shares are binding only on the assets and property belonging to the Funds. The obligations of the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the property of the Funds. The execution and delivery of this agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Funds' property.

           Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

Section 11. Indemnification by the Funds. Each Fund shall indemnify CFA and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by CFA that result from: (i) any claim, action, suit or proceeding in connection with CFA's entry into or performance of this Agreement with respect to such Fund; or (ii) any action taken or omission to act committed by CFA in the performance of its obligations hereunder with respect to such Fund; or (iii) any action of CFA upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Fund; or (iv) any error, omission, inaccuracy or other deficiency of any information provided to CFA by the Trust, or the failure of the Trust to provide or make available any information requested by CFA knowledgeably to perform its functions hereunder; PROVIDED, that CFA shall not be entitled to such indemnification (x) in respect of actions or omissions constituting gross negligence, bad faith or willful misfeasance in the performance of its duties, or by reckless disregard of such duties, on the part of CFA and (y) to the extent that CFA has collected reimbursement or indemnification for such losses under any liability insurance policy described in this Agreement or otherwise.

           In order that the indemnification provisions contained in Sections 11 shall apply, upon the assertion of an indemnification claim, CFA shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with CFA in the defense of such claim or to defend against said claim in its own name or that of CFA. CFA shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify it except with the Trust's written consent, which consent shall not be unreasonably withheld.

Section 12. Indemnification by CFA. CFA shall indemnify each Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Fund which result from: (i) CFA's failure to comply with the terms of this Agreement with respect to such Fund; or (ii) CFA's lack of good faith in performing its obligations hereunder with respect to such Fund; or (iii) gross negligence, or willful misfeasance in the performance of its duties or reckless disregard of such duties or such gross negligence, willful misfeasance or reckless disregard of its employees, agents or contractors in connection herewith with respect to such Fund.

           In order that the indemnification provisions contained in 12 shall apply, upon the assertion of an indemnification claim, the Trust shall promptly notify CFA of such assertion, and shall keep CFA advised with respect to all developments concerning such claim. CFA shall have the option to participate with the Trust in the defense of such claim or to defend against said claim in its own name or that of the Trust. The Trust shall in no case confess any claim or make any compromise in any case in which CFA may be required to indemnify it except with CFA's written consent, which consent shall not be unreasonably withheld.

Section 13. Record Retention; Confidentiality. CFA shall keep and maintain on behalf of the Trust all books and records which the Trust and CFA are, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CFA further agrees that all such books and records shall be the property of the Trust and to make originals or copies of such books and records available for inspection by the Trust or by the Securities Exchange Commission at reasonable times.

           CFA agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its Shareholders received by CFA in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; PROVIDED, however, that CFA may disclose such information as required by law or in connection with any requested disclosure to a regulatory authority with appropriate jurisdiction after prior notification to the Trust so that the Trust may seek an appropriate protective order.

           Upon termination of this Agreement, CFA shall return to the Trust all copies of confidential or non-public personal information received from the Trust hereunder, other than materials or information required or permitted to be retained by CFA under applicable laws or regulations. CFA hereby agrees to properly dispose of any "consumer report information," as such term is defined in Regulation S-P. To the extent CFA is required by applicable laws or regulations to maintain originals or copies of any record relating to the business of the Trust, CFA (at the expense of the Trust) shall provide the Trust with a list of such materials, and with copies of such materials unless required by law to refrain from providing such copies. If CFA wishes to retain a copy of any record relating to the business of the Trust that is not required by law or regulation to be so maintained, it shall identify to the Trust the information to be retained, and shall deliver to the Trust a certification that such information will not be released or used for any purpose other than to comply with legal process, or to establish a defense in any matter to which the information relates.

Section 14. Holidays. Except as required by laws and regulations governing investment companies, nothing contained in this Agreement is intended to or shall require CFA, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which CFA is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the Trust and CFA are open. CFA will be open for business on days when the Trust is open for business and/or as otherwise set forth in each Fund's prospectus(es) and Statement(s) of Additional Information.

Section 15. Termination. This Agreement shall remain in effect with respect to each Fund until terminated.

           This Agreement may be terminated by either party at any time, without the payment of a penalty upon ninety (90) days' written notice to other party. Any termination shall be effective as of the date specified in the notice or upon such later date as may be mutually agreed upon by the parties. Upon notice of termination of this Agreement by either party, CFA shall promptly transfer to the successor administrator the original or copies of all books and records maintained by CFA under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor administrator in the establishment of the books and records necessary to carry out the successor administrator's responsibilities. If this Agreement is terminated by the Trust, the Trust shall be responsible for all reasonable out-of-pocket expenses or costs associated with the movement of records and materials to the successor administrator. Additionally, CFA reserves the right to charge for any other reasonable expenses associated with such termination.

Section 16.     Notice.  Any  notice  or  other  communication  required  by or
                ------
           permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties at their last known address, except that oral instructions may be given if authorized by the Board and preceded by a certificate from the Trust's Secretary so attesting. Notices to the Trust shall be directed to 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, Attention: Mr. John Pasco, III, with a copy to 3001 Tamiami Trail North, Suite 206, Naples, FL 34103, Attention: Mr. Thomas Gibson; and notices to CFA shall be directed to: 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, Attention: Mr. John Pasco, III.

Section 17. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Section 18. Assignment; Third Party Beneficiaries. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, however, that this Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Section 19. Services Not Exclusive. The services of CFA to the Trust are not deemed exclusive, and CFA shall be free to render similar services to others, to the extent that such service does not affect CFA's ability to perform its duties and obligations hereunder.

Section 20. Headings; Syntax. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

Section 21. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements to the subject matter thereof.

Section 22. Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential, incidental, special or exemplary damages under any provision of this Agreement.

Section 23. Amendments. This Agreement may be amended from time to time by a writing executed by the Trust and CFA. The compensation stated in Schedule A attached hereto may be adjusted from time to time by the execution of a new schedule signed by both of the parties.

Section 24. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

Section 25. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

Section 26. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. CFA shall use commercially reasonable best efforts to limit such damages. Notwithstanding the foregoing, this provision shall not imply that CFA is excused from maintaining reasonable business continuity plans to address potential service outages.

Section 27. Survival. The obligations of Sections 3, 6, 7, 8, 9, 10, 11, 12, 13, 18, 21, 22, 24, 25, 26 and 28 shall survive any termination of this Agreement.

Section 28. Governing Law. This Agreement shall be governed by and construed to be in accordance with the laws of the State of Delaware, without reference to choice of law principles thereof, and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

Section 29. Representations of the Trust. The Trust represents and warrants to CFA that: (1) as of the close of business on the effective date of this Agreement, each Fund that is in existence as of the effective date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

Section 30. Representations of CFA. CFA represents and warrants to the Trust that: (1) CFA will maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided, and it will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions (CFA shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures); (2) this Agreement has been duly authorized by CFA and, when executed and delivered by CFa, will constitute a legal, valid and binding obligation of CFA, enforceable against CFA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) CFA has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement. CFA further represents that it will inform the Trust immediately in the event there is a material adverse change in its financial condition or as soon as practicable in anticipation of any change in "control" of CFA, as that term is defined by the 1940 Act.

Section 31. Insurance. CFA shall furnish the Trust with pertinent information concerning the liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. CFA shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. CFA shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust at any time when a material amount of coverage is subject to other claims as may be appropriate of the total outstanding claims made by CFA under its insurance coverage. For purposes of the foregoing sentence, the amount of coverage subject to other claims shall be considered material if such claims amount to fifty percent (50%) or more of the liability insurance coverage maintained by CFA. Notwithstanding the foregoing, CFA shall be responsible for notifying the Trust of any claims to the extent such other claims may otherwise be considered material.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                     DGHM INVESTMENT TRUST



                     By: __________________________
                          Thomas Gibson
                          Treasurer, Chief Compliance Officer


                       COMMONWEALTH FUND ACCOUNTING, INC.



                     By: __________________________
                          John Pasco, III
                             Chief Executive Officer

STLD01-1358409-36                A-1  Accounting Services Agreement
                                   Schedule A
                                     to the
                          Accounting Services Agreement
                                     between
                       DGHM Investment Trust (the "Trust")
                                       and
                  Commonwealth Fund Accounting, Inc. ("CFA")

                           Dated as of October 1, 2008

Compensation to be Paid to CFA:
------------------------------

A. For accounting services, CFA shall be paid monthly at the following annual rates:

Name of Fund                        Accounting Services Fee

DGHM All Cap Value Fund             5 basis points with a $15,000
                                    annual minimum.

B. It is anticipated that the Trust's security trading activity will remain on average less than 100 trades per month, per portfolio. Should the Trust's security trading activity exceed an average of 100 trades per month per portfolio, an additional fee of $2.50 per trade (for trades in excess of 100 per month) may apply.

C. The Trust will pay CFA on a current and ongoing basis for CFA's reasonable time and costs required for the correction of any errors or omissions in the Accounts and Records delivered, or the information provided, to CFA by the Trust. Any such payment shall be in addition to the fees and charges described above, provided that approval of the amount of such payments shall be obtained in advance by CFA from the Trust if and when such additional charges would exceed five percent of the usual charges payable for a period under this Agreement.

D. Fund management will monitor the expense accrual procedures for accuracy and adequacy based on outstanding liabilities monthly, and promptly communicate to CFA any adjustment needed.

                                 B-2  Accounting Services Agreement
                                   Schedule B
                                     to the
                          Accounting Services Agreement
                                     between
                       DGHM Investment Trust (the "Trust")
                                       and
                  Commonwealth Fund Accounting, Inc. ("CFA")

                           Dated as of October 1, 2008

Services to be Provided by CFA:
------------------------------

1. Subject to the direction and control of the Board of Trustees of the Trust (the "Board"), CFA shall perform all accounting services with respect to each Fund except those that are the specific responsibility of any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

2. CFA shall maintain and keep current the following Accounts and Records relating to the business of the Trust, in such form as may be mutually agreed to between the Trust and CFA, and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act"):

(a) Cash Receipts Journal (b) Cash Disbursements Journal (c) Dividends Paid and Payable Schedule
(d)   Purchase and Sales Journals - Portfolio Securities
(e)   Subscription and Redemption Journals
(f)   Security Ledgers - Transaction Report and Tax Lot Report
(g)   Broker Ledger - Commission Report
(h)   Daily Expense Accruals
(i)   Daily Interest Accruals
(j)   Daily Trial Balance
(k)   Portfolio Interest Receivable and Income Journal
(l) Listing of Portfolio Holdings showing cost, market value and percentage of portfolio comprised of each security.

3. CFA shall perform ministerial calculations necessary to calculate the Trust's net asset value daily, in accordance with the Trust's registration statement and as follows:

(a) Portfolio investments for which market quotations are available to CFA by use of an automated financial service (a "Pricing Service") shall be valued based on the closing prices of the portfolio investment reported by such Pricing Service, except where the Trust has given or caused to be given specific instructions to utilize a different value.

(b) Notwithstanding any information obtained from a Pricing Service, all portfolio securities shall be given such values as the Trust shall direct by instructions from the Trust's Pricing Committee, including all restricted securities and other securities requiring valuation not readily ascertainable solely by the use of such a Pricing Service.

4. CFA will supply the Transfer Agent with daily NAV's for each portfolio by 6:00 p.m. EST.

5. It is the responsibility of CFA to be reconciled to the Custodian. CFA will report any discrepancies to the Custodian, and shall report any unreconciled items to the Trust.